Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITOR

            We hereby consent to the inclusion in this Annual Report on Form 10-KSB of our Report dated February 28, 1998 (the "Report"), on our audit of the financial statements of 800 Travel Systems, Inc. as of December 31, 1997 and for the year ended December 31, 1997, and to all references to our Firm included in this Annual Report on Form 10-KSB.

            We hereby also consent to the incorporation by reference of the Report in the Registration Statement of 800 Travel Systems, Inc. on Form S-8 (File No. 333-69873).

                                          KILLMAN, MURRELL & COMPANY, P.C.

                                      /s/ Killman, Murrell & Company, P.C.

Dallas, Texas

Dated: March 31, 1999